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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44283 and No. 33-59357 of the Honeywell Retirement Savings Plan on Form S-8 of our report dated June 10, 1996, appearing in this Annual Report on Form 11-K of the Honeywell Retirement Savings Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Minneapolis, Minnesota
June 24, 1996